Exhibit 23.3

CONSENT OF BANKERSBANC CAPITAL CORPORATION

We hereby consent to the use of our name and to the description of our opinion, dated August 24, 2007, under the heading “Opinion of BancTrust’s Financial Advisor” in, and to the inclusion of our opinion letter as Appendix C to, the joint proxy statement and prospectus of BancTrust Financial Group, Inc. and The Peoples BancTrust Company, Inc., which joint proxy statement and prospectus is part of this Registration Statement of BancTrust Financial Group, Inc. on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ BankersBanc Capital Corporation

BANKERSBANC CAPITAL CORPORATION

Atlanta, Georgia

August 24, 2007